Exhibit 21.01
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                    TRIDENT MEDIA GROUP, INC.
                   SUBSIDIARIES OF REGISTRANT


                                                      State of Jurisdiction or
              Subsidiary                                  Incorporation
 -----------------------------------------------      --------------------------

 Trident Network Services, Inc.                       California
   (formerly Spector Entertainment Group, Inc.)

 Trident Media Services, Inc.                         New Mexico
   (formerly On Track, Inc.)

 Trident Prepaid, Inc.                                Nevada
   (formerly GoldenTel Prepaid LLC)

 Trident Telecard, Inc. (inactive)                    Nevada